Exhibit 21.1

Windstream Corporation

List of Subsidiaries

Name of Subsidiary	State of Organization	Name under Which it Does Business

Bishop Communications Corporation	MN

Buffalo Valley Management Services, Inc.	DE

Carolina Personal Communications, Inc.	NC

Communications Sales and Leasing, Inc.	MN

Conestoga Enterprises, Inc.	PA

Conestoga Management Services, Inc.	DE

Conestoga Wireless Company	PA

CT Cellular, Inc.	NC

CT Communications, Inc.	NC

CT Wireless Cable, Inc.	NC

CTC Video Services, LLC	NC

D&E Communications, Inc.	DE

D&E Investments, Inc.	NV

D&E Management Services, Inc.	NV

D&E Networks, Inc.	PA

D&E Wireless, Inc.	PA

Georgia Windstream, LLC	DE	Windstream Communications

Heart of the Lakes Cable Systems, Inc.	MN

Infocore, Inc.	PA

Iowa Telecom Data Services, L.C.	IA

Iowa Telecom Technologies, L.L.C.	IA

IWA Holdings, LLC	IA

IWA MN Holdings, LLC	MN

IWA Services, LLC	IA

Kerrville Cellular, LLC	TX

Kerrville Communications Corporation	DE

Name of Subsidiary	State of Organization	Name under Which it Does Business

Kerrville Mobile Holdings, LLC	TX

Kerrville Wireless Holdings, LLC	TX

Lakedale Communications, LLC	MN

Lexcom, Inc.	NC

NuVox, Inc.	DE

Oklahoma Windstream, LLC	OK	Windstream Communications

PCS Licenses, Inc.	NV

Progress Place Realty Holding Company, LLC	NC

Southwest Enhanced Network Services, LP	DE

Teleview, LLC	GA

Texas Windstream, Inc.	TX	Windstream Communications

TriNet, LLC	GA

Valor Telecommunications Enterprises Finance, Corp.	DE

Valor Telecommunications Enterprises II, LLC	DE

Valor Telecommunications Enterprises, LLC	DE

Valor Telecommunications Investments, LLC	DE

Valor Telecommunications of Texas, LLC	DE	Windstream Communications Southwest

WaveTel NC License Corporation	DE

Wavetel TN, LLC	DE

Wavetel, LLC	DE

Webserve, Inc.	NC

Windstream Accucomm Networks, LLC	GA	Windstream Communications

Windstream Accucomm Telecommunications, LLC	GA	Windstream Communications

Windstream Alabama, LLC	AL	Windstream Communications

Windstream Arkansas, LLC	DE	Windstream Communications

Windstream Baker Solutions, Inc.	IA

Windstream Buffalo Valley, Inc.	PA	Windstream Communications

Windstream Communications Kerrville, LLC	TX

Windstream Communications Telecom, LLC	TX

Name of Subsidiary	State of Organization	Name under Which it Does Business

Windstream Communications, Inc.	DE

Windstream Concord Telephone, Inc.	NC	Windstream Communications

Windstream Conestoga, Inc.	PA	Windstream Communications

Windstream CTC Internet Services, Inc.	NC	Windstream Communications

Windstream D&E Systems, Inc.	DE

Windstream D&E, Inc.	PA

Windstream Direct, LLC	MN

Windstream EN-TEL, LLC	MN

Windstream Florida, Inc.	FL	Windstream Communications

Windstream Georgia Communications, LLC	GA	Windstream Communications

Windstream Georgia Telephone, LLC	GA	Windstream Communications

Windstream Georgia, LLC	GA	Windstream Communications

Windstream Holding of the Midwest, Inc.	NE

Windstream Intellectual Property Services, Inc.	DE

Windstream Iowa-Comm, Inc.	IA

Windstream Iowa Communications, Inc.	DE

Windstream IT-Comm, LLC	IA

Windstream Kentucky East, LLC	DE	Windstream Communications

Windstream Kentucky West, LLC	KY	Windstream Communications

Windstream Kerrville Long Distance, LLC	TX

Windstream Lakedale Link, Inc.	MN

Windstream Lakedale, Inc.	MN

Windstream Leasing, LLC	DE

Windstream Lexcom Communications, Inc.	NC	Windstream Communications

Windstream Lexcom Entertainment, LLC	NC	Windstream Communications

Windstream Lexcom Long Distance, LLC	NC	Windstream Communications

Windstream Lexcom Wireless, LLC	NC

Windstream Mississippi, LLC	DE	Windstream Communications

Windstream Missouri, Inc.	MO	Windstream Communications

Name of Subsidiary	State of Organization	Name under Which it Does Business

Windstream Montezuma, Inc.	IA

Windstream Nebraska, Inc.	DE	Windstream Communications

Windstream Network Services of the Midwest, Inc.	NE	Windstream Communications

Windstream New York, Inc.	NY	Windstream Communications

Windstream North Carolina, LLC	NC	Windstream Communications

Windstream NorthStar, LLC	MN

Windstream NuVox Arkansas, Inc.	DE

Windstream NuVox Illinois, Inc.	DE

Windstream NuVox Indiana, Inc.	DE

Windstream NuVox Kansas, Inc.	DE

Windstream NuVox Oklahoma, Inc.	DE

Windstream of the Midwest, Inc.	NE	Windstream Communications

Windstream Ohio, Inc.	OH	Windstream Communications

Windstream Oklahoma, LLC	DE	Windstream Communications

Windstream Pennsylvania, LLC	DE	Windstream Communications

Windstream SHAL Networks, Inc.	MN

Windstream SHAL, LLC	MN

Windstream South Carolina, LLC	SC	Windstream Communications

Windstream Southwest Long Distance, LP	DE

Windstream Standard, LLC	GA	Windstream Communications

Windstream Sugar Land, Inc.	TX	Windstream Communications

Windstream Supply, LLC	OH

Windstream Systems of the Midwest, Inc.	NE	Windstream Communications

Windstream Western Reserve, Inc.	OH	Windstream Communications

Wireless One of North Carolina, LLC	DE